Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Dennis S. Dobson, for Wuhan General Group (China), Inc.
(203) 255-7902

June 15, 2007

CORRECTED: June 21, 2007

WUHAN GENERAL GROUP (CHINA), INC. ANNOUNCES
FIRST QUARTER AND YEAR END RESULTS

* Quarterly revenues of $12,277,399, up 432% from First Quarter 2006

* Quarterly net income of $1,850,545, up 340% from First Quarter 2006

* Quarterly Basic EPS of $0.09, up 350% from First Quarter 2006

WUHAN, Hubei, People’s Republic of China, June 15, 2007 -- Wuhan General Group (China), Inc. (OTC Bulletin Board: WUHN.OB) (the “Company”), a holding company whose primary business operations are conducted through its operating subsidiaries Wuhan Blower Co., Ltd. (“Wuhan Blower”) and Wuhan Generating Equipment Co., Ltd. (“Wuhan Generating Equipment”), announced today results for the first quarter ended March 31, 2007 and year ended December 31, 2006. Wuhan Blower is a China-based manufacturer of environmentally-friendly industrial blowers that are components of steam driven electrical power plants. Wuhan Generating Equipment is a China-based manufacturer of environmentally-friendly industrial steam and water turbines, also principally for use in electrical power generation plants.

Revenues totaled $12,277,339 for the first quarter ended March 31, 2007, as compared to revenues of $2,307,274 for the first quarter of 2006. Net income for the first quarter of 2007 was $1,850,545, compared with net income of $419,992 in the first quarter of 2006. Basic earnings per share for the first quarter of 2007 were $0.09, compared to $0.02 in the first quarter of 2006.

Revenues totaled $16,702,043 for the year ended December 31, 2006, as compared to revenues of $11,577,588 for the year ended December 31, 2005. Net income for 2006 was $3,202,269, as compared to $2,371,760 for 2005. Basic earnings per share for 2006 were $0.16, as compared to $0.12 for 2005.

“Our first quarter and year end results were in-line with our internal forecasts and consistent with our expectations for the growth we will experience in 2007 as we continue to leverage our competitive advantages,” said, Xu Jie, President and CEO of the Company. During the first quarter, the Company closed a reverse merger with a U.S. public shell corporation and also raised gross proceeds of approximately $24,000,000 in a private placement to institutional investors. Wuhan General Group (China), Inc. intends to file its Quarterly Report on Form 10-QSB with the Securities and Exchange Commission on Tuesday, June 19, 2007.

Mr. Xu further said, “We want to thank our financial advisor, the Spring House Capital division of 1st BridgeHouse Securities, LLC, for facilitating our efforts in connection with our successful reverse merger and capital raise during the first quarter of 2007. These transactions have given us access to the U.S. capital markets, with the intent of capitalizing on significant growth opportunities and provided capital necessary to execute our business plan.”

FORWARD - LOOKING STATEMENTS

Our expectations with regard to our competitive advantages, revenue growth and growth opportunities are “forward-looking statements”. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to operating in China, reliance on a limited number of customers, market demand, cyclical nature of our markets, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward- looking statements are based on Wuhan General Group (China), Inc.’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated. Wuhan General Group (China), Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT:	Dennis S. Dobson
(203) 255-7902